STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

SOUL AND VIBE INTERACTIVE INC.

NV

Job:C20170110-0445
January 10, 2017

Special Handling Instructions:
AMENDED DESIGNATION FILED AND EMAILED 1/10/17 AJW

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amended Designation	20170010632-22	1/10/2017 8:00:08 AM	1	$175.00	$175.00
24 Hour Expedite	20170010632-22	1/10/2017 8:00:08 AM	1	$125.00	$125.00
Copies - Certification of Document	20170010632-22	1/10/2017 8:00:08 AM	1	$30.00	$30.00
Total					$330.00

Payments

Type	Description	Amount
Credit	4840789733856232504071|	$330.00
Total		$330.00

Credit Balance: $0.00

Job Contents:
Certified File Stamped Copy(s): 1

SOUL AND VIBE INTERACTIVE INC.

NV

STATE OF NEVADA

BARBARA K. CEGAVSKE
Secretary of State

JEFFERY LANDERFELT
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

January 10, 2017

Job Number: C20170110-0445
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20170010632-22	Amended Designation	2 Pages/1 Copies

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certified By: Angela Warwick
Certificate Number: C20170110-0445
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

150303

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske (signature)	20170010632-22
Barbara K. Cegavske	Filing Date and Time
Secretary of State	01/10/2017 8:00 AM
State of Nevada	Entity Number
	E0005712011-7

Amendment to Certificate of Designation After Issuance of Class or Series

(PURSUANT TO NRS 78.1955)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Certificate of Designation For Nevada Profit Corporations

(Pursuant to NRS 78.1955 - After Issuance of Class or Series)

1. Name of corporation:
Soul and Vibe Interactive Inc.

2. Stockholder approval pursuant to statute has been obtained.

3. The class or series of stock being amended:
Series B Preferred Stock

4. By a resolution adopted by the board of directors, the certificate of designation is being amended as follows or the new class or series is:
See ATTACHMENT A - SERIES B PREFERRED STOCK on the following page.

5. Effective date of filing: (optional) January 9, 2017
(must not be later than 90 days after the certificate is filed)

6. Signature: (required)

X [signature]
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT A - SERIES B PREFERRED STOCK

Section 2. Voting. Except as otherwise expressly required by law, each holder of Series B Preferred Stock shall be entitled to vote on all matters submitted to shareholders of common stock of the Corporation and shall be entitled to Ten Thousand (10,000) votes for each share of Series B Preferred Stock owned at the record date for the determination of common shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited *provided, however,* that if the votes by the holders of the Series B preferred stock do not total at least 51% of the votes of all classes of our capital stock entitled to vote, then the votes cast by a majority of the holders of the Series B preferred stock shall be deemed to equal 51% of all votes cast. Except as otherwise required by law, the holders of shares of Series B Preferred Stock shall vote together with the holders of common stock on all matters and shall not vote as a separate class.